UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2017

Diplomat Pharmacy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	001-36677 (Commission File Number)	38-2063100 (IRS Employer Identification No.)

4100 S. Saginaw St.

Flint, Michigan 48507

(Address of Principal Executive Offices)  (Zip Code)

(888) 720-4450

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02              Results of Operations and Financial Condition.

On August 7, 2017, Diplomat Pharmacy, Inc. (the “Company”) publicly announced its financial results for the second quarter ended June 30, 2017.  A copy of the Company’s news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in this Item 2.02 and the attached exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly stated by specific reference in such filing.

Item 5.02                                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Joel Saban and Employment Agreement

On August 7, 2017, the Company appointed Joel Saban to serve as the Company’s President, effective August 7, 2017.  Prior to joining the Company, Mr. Saban, age 50,  served as the Executive Vice President, Pharmacy Operations at Catamaran Corp. from June 2010  until January 2016 overseeing a staff of approximately 3,200 employees of Catamaran Corp.’s retail, mail and specialty operations, as well as cost of goods contracting and vendor relations. Prior to joining Catamaran Corp., Mr. Saban was the Senior Vice President of Industry Relations at CVS/Caremark Corporation from 1997 until 2010 where he was responsible for directing brand pharmaceutical industry relations including contract negotiations and administration, financial analysis, and strategic business development, as well as evaluating opportunities, analyzing contract profitability and ensuring that contracts met company business objectives in the pharmaceutical and retail areas. Previously, Mr. Saban also served as Director of Medical and Scientific Affairs for the Alzheimer’s Association. Mr. Saban is a member of the Academy of Managed Care Pharmacy and the Pharmaceutical Care Management Association.

On August 7, 2017, the Company and Mr. Saban entered into an employment agreement, effective August 7, 2017 (the “Saban Effective Date”) which provides that Mr. Saban will serve as President of the Company for an initial term of two years, and automatically extends for successive one-year periods unless either party gives at least 90 days’ notice prior to the end of the then existing term.

Mr. Saban’s base salary is $450,000 which amount will be reviewed at least annually and may be adjusted by the Company’s Board of Directors or the Compensation Committee (as appropriate, the “Administrator”), at its discretion.  He will be eligible for an annual cash bonus with a target amount of not less than 60% of his annual base salary (pro rata for 2017) pursuant to the terms and conditions of programs generally applicable to senior executive officers of the Company.  In addition, Mr. Saban is eligible for equity compensation beginning in 2018 at a target amount of not less than 100% of his annual base salary pursuant to the terms and conditions of then-existing equity compensation programs of the Company generally applicable to senior executive officers of the Company.  Mr. Saban also will be entitled to participate with other senior executive officers in any of the Company’s employee fringe benefit plans and he will be reimbursed for certain business expenses.

The employment agreement provides for certain benefits upon termination of Mr. Saban’s employment under certain circumstances, including a change of control of the Company, as defined therein.  If Mr. Saban’s employment is terminated by reason of death or disability, by the Company for cause or by Mr. Saban without good reason (in each case as defined in the employment agreement), Mr. Saban will receive earned but unpaid base salary through the termination date and any unpaid annual bonus for any completed fiscal year preceding the date of termination (excluding termination for cause), plus any amounts specifically provided for under the Company’s employee benefit plans or as otherwise expressly required by applicable law (the “Accrued Benefits”).  If Mr. Saban is terminated by the Company other than for cause, or by Mr. Saban for good reason, Mr. Saban will receive a severance payment equal to twelve months of his annual base salary and the Accrued Benefits, as well as reimbursement for certain health insurance coverage (the “COBRA Benefits”).  If, within one year following a change in control (as defined in the Company’s 2014 Omnibus Incentive Plan), Mr. Saban is terminated by the Company other than for cause, or Mr. Saban terminates for good reason, Mr. Saban will receive (i) the COBRA

Benefits, (ii) 12 months of his annual base salary and the greater of his target bonus and annual equity incentive compensation for the current year and the average annual bonus annual equity compensation paid to him for the prior three full years (or any shorter period during which the he has been employed by the Company), payable in four equal quarterly installments during the one-year severance period, and (iii) the Accrued Benefits.  In addition, in the case of any termination, Mr. Saban’s rights with respect to any Company equity awards will be governed by the terms and provisions of the applicable plans and award agreements.

Mr. Saban’s bonus or incentive compensation is subject to clawback by the Company if the Company’s Board of Directors or a committee thereof determines that any fraud, negligence, or intentional misconduct by Mr. Saban is a significant contributing factor to the Company having to restate all or a portion of its financial statements and certain other specified conditions are satisfied.  The employment agreement contains customary confidentiality terms, as well as non-solicitation and non-competition provisions effective from the Saban Effective Date until the first anniversary following the termination date. If Mr. Saban violates any of the foregoing, the Company’s payment obligations under the employment agreement, including any severance payments, cease.  In addition, Mr. Saban must sign a general form of release of claims against the Company in order to be eligible for severance.

The foregoing summary is qualified in its entirety by reference to the employment agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

On August 7, 2017, the Board of Directors of the Company also approved the grant to Mr. Saban of options to purchase 200,000 of the Company’s common shares, at an exercise price equal to the closing price of the Company’s common stock on August 10, 2017, the grant date, with such options vesting in equal annual installments over a four-year period.

Resignation of Paul Urick and Separation and Release Agreement

On August 7, 2017, the Company accepted the resignation of Paul Urick as the Company’s President.

On August 7, 2017, the Company and Mr. Urick entered into a separation and release agreement that sets forth the terms on which Mr. Urick will resign as President of the Company and will provide certain transition services (as defined in the separation and release agreement) until November 7, 2017 (the “Urick Effective Date”) during which he will continue to receive his annual base salary to be paid in accordance with the Company’s normal payroll practices and shall be entitled to participate in any of the Company’s employee fringe benefit plans.

The separation and release agreement provides for a severance benefit of $212,500 to be paid in equal installments over six months from the Urick Effective Date, as well as reimbursement for certain health insurance coverage for a period of six months following the Urick Effective Date. All unvested options of Mr. Urick will terminate immediately following the Urick Effective Date.  The vested options held by Mr. Urick will be exercisable for a period of 90 days following the Urick Effective Date.

The separation and release agreement further contains a general release of any claims for the benefit of the Company.

The foregoing summary is qualified in its entirety by reference to the separation and release agreement attached hereto as Exhibit 10.2 and incorporated herein by reference.

A copy of the Company’s news release announcing the foregoing matters is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated August 7, 2017, by and between the Company and Joel Saban

10.2	Separation and Release Agreement, dated August 7, 2017, by and between the Company and Paul Urick

99.1	Company news release dated August 7, 2017

99.2	Company news release dated August 7, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diplomat Pharmacy, Inc.

By:	/s/ Philip R. Hagerman
Philip R. Hagerman
Chief Executive Officer

Date: August 7, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated August 7, 2017, by and between the Company and Joel Saban

10.2	Separation and Release Agreement, dated August 7, 2017, by and between the Company and Paul Urick

99.1	Company news release dated August 7, 2017

99.2	Company news release dated August 7, 2017